Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-239019 on Form F-1 of our report dated March 26, 2024 relating to the financial statements of Aeterna Zentaris Inc., appearing in the Annual Report on Form 20-F of Aeterna Zentaris Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Montreal, Canada

May 30, 2024